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                                                                     EXHIBIT 3.2

                          AGREEMENT AND PLAN OF MERGER
                              OF CIRRUS LOGIC, INC.
                             A DELAWARE CORPORATION
                                       AND
                            A CALIFORNIA CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER dated as of February 17 ,1999, (the "Agreement") is between Cirrus Logic, Inc., a Delaware corporation ("Cirrus-Delaware") and Cirrus Logic, Inc., a California corporation ("Cirrus-California"). Cirrus-Delaware and Cirrus-California are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S

         A. Cirrus-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 285,000,000 shares, 280,000,000 of which are designated "Common Stock," $.001 par value and 5,000,000 of which are designated "Preferred Stock", $.001 par value. As of the date of this Agreement of Merger, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Cirrus-California. No shares of Preferred were outstanding.

         B. Cirrus-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 145,000,000 shares, 140,000,000 of which are designated "Common Stock", no par value and 5,000,000 of which are designated "Preferred Stock", no par value. As of the date of this Agreement of Merger 60,077,169 shares of Common Stock were issued and outstanding. No shares of Preferred Stock were issued and outstanding.

         C. The Board of Directors of Cirrus-California has determined that, for the purpose of effecting the reincorporation of Cirrus-California in the State of Delaware, it is advisable and in the best interests of Cirrus-California that Cirrus-California merge with and into Cirrus-Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Cirrus-Delaware and Cirrus-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Cirrus-Delaware and Cirrus-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

         I.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Cirrus-California shall be merged with and into Cirrus-Delaware (the "Merger"), the separate existence of Cirrus-California shall cease and Cirrus-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Cirrus Logic, Inc.

         I.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:


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                           (a)      This Agreement and Merger shall have been
adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                           (b)      All of the conditions precedent to the
consummation of the Merger specified In this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                           (c)      An executed Agreement and Plan of Merger
meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                           The date and time when the Merger shall become
effective, as aforesaid, is herein called the "Effective Date of the Merger."

         I.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Cirrus-California shall cease and Cirrus-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Cirrus-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Cirrus-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Cirrus-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Cirrus-California in the same manner as if Cirrus-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         II.1 Certificate of Incorporation. The Certificate of Incorporation of Cirrus-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         II.2 Bylaws. The Bylaws of Cirrus-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         II.3 Directors and Officers. The directors and officers of Cirrus-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         III.1 Cirrus-California Common Shares. Upon the Effective Date of the Merger, each share of Cirrus-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.


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         III.2 Cirrus-California Options, Stock Purchase Rights and Convertible
Securities.

               (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Cirrus-California under, and continue, the option plans (including without limitation the Amended 1987 Stock Option Plan, the Amended 1989 Employee Stock Purchase Plan, and the Amended 1990 Directors' Stock Option Plan, the Amended 1996 Stock Plan, all other employee benefit plans, and the 6% Convertible Subordinated Notes due December 15, 2003. Each outstanding and unexercised option, other right to purchase, or security convertible into Cirrus-California Common Stock (a "Right"') shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each one share of Cirrus-California Common Stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Cirrus-California Right at the Effective Date of the Merger. This paragraph 3.2(a) shall not apply to Cirrus-California Common Stock which is subject to paragraph 3.1.

               (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities, including the 6% Convertible Subordinated Notes due December 15, 2003, equal to true number of shares of Cirrus-California Common Stock so reserved immediately prior to the Effective Date of the Merger.

               (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

         III.3 Cirrus-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Cirrus-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Cirrus-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

         III.4 Exchange of Certificates. After the Effective Date of the merger, each holder of an outstanding certificate representing shares of Cirrus-California Common Stock may be asked to surrender the same for cancellation to BankBoston N.A. (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Cirrus-California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, respectively, into which such shares of Cirrus-California Common Stock, as the case may be, were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Cirrus-California so



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converted and given in exchange therefore, unless otherwise determined by the
Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  IV. GENERAL

         IV. 1 Covenants of Cirrus-Delaware. Cirrus-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger.

               (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

               (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Cirrus-Delaware of all of the franchise tax liabilities of Cirrus-California.

               (c) Take such other actions as may be required by the California General Corporation Law.

         IV.2 Further Assurances. From time to time, as and when required by Cirrus-Delaware or by its successors or assigns, there shall be executed an delivered on behalf of Cirrus-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Cirrus-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Cirrus-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Cirrus-Delaware are fully authorized in the name and on behalf of Cirrus-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         IV.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Cirrus-California or Cirrus-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Cirrus-California or by the sole stockholder of Cirrus-Delaware, or by both.

         IV.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and


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conditions of this Agreement if such alternation or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         IV.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         IV.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business at the Surviving Corporation at 3100 West Warren Avenue, Fremont, California 94538 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         IV.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         IV.8 FIRPTA Notification.

              (a) On the Effective Date of the Merger, Cirrus-California Shall Deliver to Cirrus-Delaware, as agent for the shareholders of Cirrus-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. Cirrus-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Cirrus-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Cirrus-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Cirrus-Delaware as their agent and (ii) Cirrus-Delaware shall be considered to have received a copy of the statement at the request of the Cirrus-California shareholders for purposes of satisfying Cirrus-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

              (d) Cirrus-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         IV.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Cirrus-Delaware and Cirrus-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                               Cirrus Logic, Inc.
                                               a Delaware corporation

                                               By: /s/ David D. French
                                                  ------------------------------
                                                  David D. French
                                                  President, Chief Operating
                                                  Officer and Chief Executive
                                                  Officer







         --------------------------------
         Robert F. Donohue Secretary



                                               Cirrus Logic, Inc.
                                               a California corporation

                                               By: /s/ David D. French
                                                  ------------------------------
                                                  David D. French
                                                  President, Chief Operating
                                                  Officer and Chief Executive
                                                  Officer






         --------------------------------
         Robert F. Donohue, Secretary





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         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Cirrus-Delaware and Cirrus-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                               Cirrus Logic, Inc.
                                               a Delaware corporation

                                               By:
                                                  ------------------------------
                                                  David D. French
                                                  President, Chief Operating
                                                  Officer and Chief Executive
                                                  Officer






         /s/ Robert F. Donohue
         --------------------------------
         Robert F. Donohue Secretary



                                               Cirrus Logic, Inc.
                                               a California corporation

                                               By:
                                                  ------------------------------
                                                  David D. French
                                                  President, Chief Operating
                                                  Officer and Chief Executive
                                                  Officer





         /s/ Robert F. Donohue
         --------------------------------
         Robert F. Donohue, Secretary






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                               CIRRUS LOGIC, INC.
                            (California Corporation)

                              OFFICERS' CERTIFICATE


         David D. French and Robert F. Donohue certify that:

         1. They are the President and the Secretary, respectively, of Cirrus Logic, Inc., a corporation organized under the laws of the State of California.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". Cirrus Logic, Inc. has an authorized capital of 145,000,000 shares, no par value, of which 140,000,000 shares are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock" of which 1,500,000 shares are designated Series A Preferred Stock.

         3. There were 60,077,169 shares of Common Stock outstanding and no shares of Preferred Stock outstanding as of the date (the "Record Date") of Action by Written Consent of Shareholders pursuant to which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of capital stock outstanding were entitled to vote on the merger.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of all classes of capital stock outstanding as of the Record Date, voting as a single class.

         6. David D. French and Robert F. Donohue further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in Palo Alto, California on February 17, 1999.


                                           /s/ David D. French
                                     -------------------------------------------
                                     David D. French





                                          /s/ Robert F. Donohoe
                                     -------------------------------------------
                                     Robert F. Donohoe




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                               CIRRUS LOGIC, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE


         David D. French and Robert F. Donohue certify that:

         1. They are the President and the Secretary, respectively, of Cirrus Logic, Inc., a corporation organized under the laws of the State of Delaware.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". Cirrus Logic, Inc. has an authorized capital of 285,000,000 shares, no par value, of which 280,000,000 shares are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock" of which 1,500,000 shares are designated Series A Preferred Stock.

         3. There were 1,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding as of the date (the "Record Date") of Action by Written Consent of Stockholders pursuant to which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of capital stock outstanding were entitled to vote on the merger.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of all classes of capital stock outstanding as of the Record Date, voting as a single class.

         6. David D. French and Robert F. Donohue further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in Palo Alto, California on February 17, 1999.



                                               /s/ David D. French
                                     -------------------------------------------
                                     David D. French





                                              /s/ Robert F. Donohoe
                                     -------------------------------------------
                                     Robert F. Donohoe




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